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                          BATTLE MOUNTAIN GOLD COMPANY

                                 AMENDED BYLAWS



                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. The annual meeting of the stockholders of this Corporation shall be held on such date and at such time and place, within or without the State of Nevada, as the Board of Directors of the Corporation may designate, and on any subsequent day or days and at the time and place to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. The Board of Directors shall give at least ten (10) days' notice of the date, time and place of the meeting to the stockholders.

                  SECTION 2. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chairman of the Board or by the President of the Corporation. Upon written request of the Board of Directors, the Chairman of the Board or the President, after the Chairman of the Board or the President after having duly called a special meeting of stockholders, it shall be the duty of the Secretary or any Assistant Secretary of the Corporation to fix the date of the meeting to be held not less than ten (10) nor more than sixty
(60) days after receipt of the request and to give due notice thereof.

                  SECTION 3. Every special meeting of stockholders shall be held at such place within or without the State of Nevada as the Board of Directors may designate.

                  SECTION 4. Written notice of every meeting of stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten (10) days, but not more than sixty (60) days, prior to the day named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation.

                  SECTION 5. The Board of Directors may fix a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

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                  SECTION 6. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

                  SECTION 7. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or these Bylaws, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast thereat shall constitute a quorum at each meeting of stockholders. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Directors shall be elected by a plurality of the votes cast in the election. For all matters as to which no other voting requirement is specified by law, the Articles of Incorporation of the Corporation or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the votes entitled to be cast thereon present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the New York Stock Exchange, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law, the Articles of Incorporation of the Corporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

                  SECTION 8. Any meeting of stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.






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                                   ARTICLE II

                               BOARD OF DIRECTORS

                  SECTION 1. The business, affairs and property of the Corporation shall be managed by a board of directors divided into three classes as provided in the Articles of Incorporation of the Corporation. The number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the entire Board of Directors but shall be not less than three nor more than twelve. Each director shall hold office for the full term to which he shall have been elected and until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal. A director need not be a resident of the State of Nevada or a stockholder of the Corporation.

                  SECTION 2. Except as provided in the Articles of Incorporation of the Corporation and subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  SECTION 3. No director of the Corporation shall be removed from office as a director without cause except by the affirmative vote of the holders of 80% of the number of shares of Common Stock then outstanding. A Director may be removed from office for cause only by the affirmative vote of the holders of not less than a majority of the Common Stock then outstanding. Except as otherwise provided by law or fixed pursuant to the provisions of Article FOURTH of the Corporation's Restated Articles of Incorporation relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, this
Section 3 shall not apply with respect to any director elected by the holders of any such class or series having preference.

                  SECTION 4. Subject to the rights of holders of any class or series having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors. Any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors only at a meeting of stockholders and only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of

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business on the seventh day following the date on which notice of such meeting is first given to stockholders.

Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

                  SECTION 5. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Nevada and at such time and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board of Directors or the President of the Corporation by giving written notice thereof as provided in Section 7 of this Article II.

                  SECTION 6. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board of Directors, the Chairman of the Executive Committee of the Board of Directors, the President of the Corporation, or by resolution adopted by the entire Board of Directors, at such place or places within or without the State of Nevada as may be stated in the notice of the meeting.

                  SECTION 7. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director personally or by mail or by telegraph, telecopier or similar communication; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting.

                  SECTION 8. A majority of directors in office shall constitute a quorum of the Board of Directors for the transaction of business, but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by a vote of a majority of the directors present.

                  SECTION 9. Any action that may be taken at a meeting of the Board of Directors or members of the Executive Committee may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the directors or members of the Executive Committee, as the case may be, and shall be filed with the Secretary of the Corporation.

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                  SECTION 10. The Board of Directors may designate one or
more of its number to be Vice Chairman of the Board, Chairman of the Executive Committee and Chairman of any other committees of the Board of Directors and to hold such other positions on the Board as the Board of Directors may designate.

                                   ARTICLE III

                               EXECUTIVE COMMITTEE

                  The Board of Directors may, by resolution adopted by a majority of the entire Board, designate two or more of its number to constitute an Executive Committee that shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation to the extent permitted by law during intervals between meetings of the Board. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate two or more of its number to constitute any other Committee or Committees with such powers, duties, responsibilities and duration of existence as the Board of Directors shall deem necessary or desirable.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. The officers of the Corporation shall consist of a Chairman of the Board of Directors, President, Secretary, Treasurer and such Executive, Group, Senior or other Vice Presidents, and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed, except that the Board of Directors may remove any officer at any time at its discretion.

                  SECTION 2. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board and the President shall establish an office of the Chief Executive with officers from the Corporation and Battle Mountain Canada Ltd. to manage the Corporation, Battle Mountain Canada Ltd. and their respective subsidiaries. The Chairman of the Board shall preside at meetings of the Board of Directors and at meetings of stockholders.

                                    ARTICLE V

                                      SEAL

                  The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

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                                   ARTICLE VI

                              CERTIFICATES OF STOCK

                  The shares of stock of the Corporation shall be represented by certificates of stock, signed by the President or such Vice President or other officer designated by the Board of Directors, countersigned by the Treasurer or the Secretary and bearing the seal of the Corporation; and such signature of the President, Vice President, or other officer, such countersignature of the Treasurer or Secretary, and such seal, or any of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Said certificates of stock shall be in such form as the Board of Directors may from time to time prescribe.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 1. RIGHT TO INDEMNIFICATION - GENERAL. The Corporation shall indemnify and hold harmless each person who was or is, or is threatened to be made, a party to or otherwise involved in any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative in nature (any such threatened, pending or completed proceeding being hereinafter called a "Proceeding") by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether the basis of his involvement in such Proceeding is alleged action in an official capacity or in any other capacity while serving as such), to the fullest extent permitted by applicable law in effect on April 28, 1987, and to such greater extent as applicable law may thereafter from time to time permit, from and against all expense, liability and loss (including Expenses, as hereinafter defined, judgments, penalties, ERISA excise taxes, fines and amounts paid or to be paid in settlement) actually and reasonably incurred by him or on his behalf or suffered in connection with such Proceeding or any claim, issue or matter therein; PROVIDED, HOWEVER, that, except as provided in Section 5 of this Article VII, the Corporation shall indemnify any such person claiming indemnity in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors. Such indemnification rights shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by N.R.S. Sections 78.751(1) and
(3) in the case of all other Proceedings.

                  SECTION 2. CERTAIN PROVISIONS RESPECTING INDEMNIFICATION FOR AND ADVANCEMENT OF EXPENSES. (a) Without limiting any other right of indemnification provided for in this Article VII, to the extent that a person referred to in Section 1 of this Article VII claiming indemnity thereunder is successful on

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the merits or otherwise in defense of any Proceeding, he must be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding. If such person is not wholly successful in defense of such Proceeding but is successful on the merits or otherwise therein, the Corporation must indemnify such person against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. The termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

                  (b) To the extent that a person referred to in Section 1 of this Article VII is required to serve as a witness in any Proceeding referred to therein, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with serving as a witness.

                  (c) The Corporation must from time to time pay, in advance of final disposition, all reasonable Expenses incurred, as such Expenses are incurred, by or on behalf of any person referred to in Section 1 of this
Article VII claiming indemnity thereunder in respect of any Proceeding referred to therein. Each such advance shall be made within ten (10) days after the receipt by the Corporation of a statement from the claimant requesting the advance, which statement shall reasonably evidence the relevant Expenses and be accompanied or preceded by any such undertaking as may be required by applicable law respecting the contingent repayment of such Expenses.

                  SECTION 3. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. (a) To obtain indemnification under this Article VII, a claimant shall submit to the Secretary of the Corporation a written application. The Secretary of the Corporation shall, promptly upon receipt of such an application for indemnification, advise the Board of Directors in writing of the application. In connection with any such application, the claimant shall provide such documentation and information as is requested by the Corporation and reasonably available to him and relevant to a determination of entitlement to indemnification.

                  (b) Any indemnification under this Article VII, unless otherwise ordered by a court or advanced pursuant to Paragraph (c) of Section 2 of this Article VII, must be made by the Corporation upon a determination that indemnification is proper in the circumstances. The determination must be made: (i) by the Board of Directors by a majority vote of such quorum consisting of Disinterested Directors, (ii) by Independent Counsel in a written opinion, if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority vote of such quorum of Disinterested Directors so directs, or (iii) by the stockholders of the Corporation; PROVIDED, HOWEVER, that if a Change of Control, as hereinafter defined, shall have occurred, no determination of entitlement to indemnification adverse to the claimant shall be made other than one made or concurred in by Independent Counsel, selected as provided in Paragraph (d) of this Section 3, in a written opinion.

                  (c) If the determination of entitlement to indemnification is to be made by Independent Counsel in the absence of a Change of Control, the Corporation shall furnish notice to the claimant within ten (10) days after receipt of the application for indemnification, specifying the identity and address of Independent Counsel. The claimant may, within fourteen (14) days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection, subject to Paragraph (e) of this Section 3. If such an objection is made, either the

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Corporation or the claimant may petition any court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment as Independent Counsel of counsel selected by the Court.

                  (d) If there has been a Change of Control, Independent Counsel to act as and to the extent required by Paragraph (b) of this Section 3 shall be selected by the claimant, who shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven (7) days after receipt of such written notice of selection, deliver to the claimant a written objection to such selection, subject to Paragraph (e) of this Section 3. The claimant may, within five (5) days after the receipt of such objection, select other counsel to act as Independent Counsel, and the Corporation may, within seven
(7) days after receipt of such written notice of selection, deliver to the claimant a written objection, as aforesaid, to such second selection. In the case of any such objection, the claimant may petition any Court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment as Independent Counsel of counsel selected by the Court.

                  (e) Any objection to the selection of Independent Counsel may be asserted only on the ground that the counsel so selected does not qualify as Independent Counsel under the definition contained in Section 8 of this Article VII, and the objection shall set forth with particularity the basis of such assertion. No counsel selected by the Corporation or by the claimant may serve as Independent Counsel if a timely objection has been made to his selection unless a Court has determined that such objection is without a reasonable basis.

                  (f) The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel acting pursuant to this Article VII and in any proceeding to which such counsel is a party or a witness in respect of its investigation and report. The Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 3 regardless of the manner in which Independent Counsel is selected or appointed.

                  SECTION 4. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
(a) A person referred to in Section 1 of this Article VII claiming a right to indemnification under this Article VII shall be presumed (except as may be otherwise expressly provided in this Article VII or required by applicable law) to be entitled to such indemnification upon submission of an application for indemnification in accordance with Section 3, and the Corporation shall have the burden of proof to overcome the presumption by clear and convincing evidence in any determination contrary to the presumption.

                  (b) Unless the determination is to be made by Independent Counsel, if the person or persons empowered under Section 3 of this Article VII to determine entitlement to indemnification shall not have made and furnished the determination in writing to the claimant within sixty (60) days after receipt by the Corporation of the application for indemnification, the determination of entitlement to indemnification, shall be deemed to have been made in favor of the claimant unless the claimant knowingly misrepresented a material fact in connection with the application or such indemnification is prohibited by law. The termination of any Proceeding described in Section 1 of this Article VII, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as may be otherwise expressly

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provided in this Article VII or required by applicable law) of itself adversely affect the right of a claimant to indemnification or create a presumption that a claimant did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful.

                  SECTION 5. RIGHT OF CLAIMANT TO BRING SUIT. (a) If (i) a determination is made pursuant to the procedures contemplated by Section 3 of this Article VII that a claimant is not entitled to indemnification under this Article VII, (ii) advancement of Expenses is not timely made pursuant to Paragraph (c) of Section 2 of this Article VII, (iii) Independent Counsel has not made and delivered a written opinion as to entitlement to indemnification within ninety (90) days after the selection or appointment of counsel has become final by virtue of the lapse of time for objection or the overruling of objections or appointment of counsel by a Court, or (iv) payment of a claim for indemnification is not made within ten (10) days after a favorable determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 3 or 4 of this Article VII, the claimant shall be entitled to bring suit against the Corporation to establish his entitlement to such indemnification or advancement of Expenses and to recover the unpaid amount of his claim. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or its stockholders) that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that indemnification is not proper in the circumstances, and the claimant shall be entitled to a DE NOVO trial on the merits as to any such matter as to which no determination or an adverse determination has been made.

                  (b) If a claimant is successful in whole or in part in prosecuting any claim referred to in Paragraph (a) of this Section 5, the claimant shall also be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in prosecuting such claim if such Expenses have not already been paid by the Corporation.

                  SECTION VI. NON-EXCLUSIVITY, INSURANCE AND SURVIVAL OF RIGHTS. The rights of indemnification and to receive advancement of Expenses contemplated by this Article VII shall not be exclusive of any other right to which any person may at any time be entitled under any applicable law, provision of the Articles of Incorporation, bylaw, agreements, vote of stockholders or resolution of directors, or otherwise. Without limiting the generality of the foregoing, the Corporation may, by action of its Board of Directors, provide indemnification to other employees and agents of the Corporation with the same or lesser scope and effect as the indemnification of directors and officers authorized by this Article VII.

                  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses under the Corporation Law of Nevada.

                  The other financial arrangements made by the Corporation may include the following:

         (a)      The creation of a trust fund.
         (b)      The establishment of a program of self-insurance.
         (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation.
         (d)      The establishment of a letter of credit, guaranty or surety.

                  No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

                  The right to indemnification conferred in this Article VII shall be a contract right, and no amendment, alteration or repeal of this
Article VII or any provision thereof shall restrict the indemnification rights granted by this Article VII as to any person claiming indemnification with respect to acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this
Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators.

                  SECTION 7. SEVERABILITY. If any provision of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VII shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  SECTION 8.  DEFINITIONS.  For purposes of this Article VII:

                           (a) "Change of Control" shall be deemed to have
occurred if: (i) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation; (iii) the Corporation is merged or consolidated with another corporation, and as a result of such merger of consolidation less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Corporation, other than (x) any party to such merger or consolidation, or (y) any affiliates to any such party; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities; or (v) the Corporation transfers substantially all of its assets to another corporation that is not a wholly-owned corporation of the Corporation.

                  (b) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought as provided in this Article VII.

                  (c) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                  (d) "Independent Counsel" means a law firm, or a member of a law firm, with substantial experience in matters of corporation law and that neither presently is, nor in the five (5) years previous to his selection or appointment has been, retained to represent: (i) the Corporation or person claiming indemnification in any matter material to either, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder, and is not otherwise precluded under applicable professional standards from acting in the capacity herein contemplated.

                  (e) "N.R.S." means the Nevada Revised Statutes.

                                  ARTICLE VIII

                           ACTION UNDER NEVADA STATUTE

                  The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada General Corporation Law do not apply to the acquisition by Noranda Inc., an Ontario corporation ("Noranda"), or any person controlled by Noranda or, to the extent any such person is deemed to be an acquiring person or a person acting in concert with an acquiring person within the meaning of such provisions, any person controlling Noranda at the time of such acquisition, of up to 65,242,526 exchangeable shares ("Exchangeable Shares") of Battle Mountain Canada Ltd., an Ontario corporation, or shares of common stock, par value $0.10 per share ("Common Stock"), of the Corporation in the arrangement referred to in the Combination Agreement dated as of March 11, 1996 by and between the Corporation and Hemlo Gold Mines Inc., an Ontario corporation (to be renamed Battle Mountain Canada Ltd.), as amended and restated (including shares of Common Stock issuable upon exchange for such Exchangeable Shares).

                  The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada General Corporation Law do not apply to the Corporation with respect to the acquisition by Newmont Mining Corporation, a Delaware corporation, ("Newmont"), or any person controlled by Newmont, or, to the extent any such person is deemed to be an acquiring person or a person acting in concert with an acquiring person within the meaning of such provisions, any person controlling Newmont at the time of such acquisition, of the outstanding shares of the Corporation in the arrangement referred to in the

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

Agreement and Plan of Merger, dated as of June 21, 2000 among the Corporation, Newmont and Bounty Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Newmont.

                                   ARTICLE IX

                                   AMENDMENTS

                  Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of stockholders (or at any special meeting thereof duly called for that purpose) only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of the Corporation represented at such meeting and entitled to vote generally in the election of directors, voting together as a class, provided that in the notice of any such special meeting notice of such purpose shall be given. Subject to the laws of the State of Nevada, the Articles of Incorporation and these Bylaws, the Board of Directors may alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation, by majority vote of those present at any meeting of the Board of Directors at which a quorum is present (except so far as Bylaws adopted by stockholders shall otherwise provide).




As amended through June 21, 2000

















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